                                                                    EXHIBIT 99
KV PHARMACEUTICAL COMPANY
                                            CONTACT:
                                            CATHERINE M. BIFFIGNANI
                                            VICE PRESIDENT, INVESTOR RELATIONS
                                            314-645-6600

                                               [KV PHARMACEUTICAL logo]



FOR IMMEDIATE RELEASE

              KV PHARMACEUTICAL COMPANY ANNOUNCES ACQUISITION OF
                            RIGHTS TO GESTIVA(TM)

      POTENTIAL NDA APPROVAL FOR GESTIVA(TM) ANTICIPATED IN CALENDAR 2008

 GESTIVA(TM), IS DESIGNATED AS AN ORPHAN DRUG BY THE FDA FOR THE PREVENTION OF
                    PRETERM BIRTH IN SINGLETON PREGNANCIES


January 22, 2008, St. Louis, MO - KV Pharmaceutical Company (NYSE: KVa/KVb), a fully integrated specialty pharmaceutical company that develops, manufactures, acquires and markets technology-differentiated branded and generic/non-branded prescription pharmaceutical products, announced today that it has entered into a definitive purchase agreement that gives KV full U.S. and worldwide rights to Gestiva(TM) (17-alpha hydroxyprogesterone caproate) upon approval of the pending Gestiva(TM) New Drug Application ("NDA").

The NDA for Gestiva(TM) is currently before the FDA, pending approval for use in the prevention of preterm birth in certain categories of pregnant women. The proposed indication is for to women with a history of at least one spontaneous preterm delivery (i.e., less than 37 weeks), who are pregnant with a single fetus. The FDA issued an "approvable" letter for Gestiva(TM) in October 2006, and a final approval is anticipated in late 2008. The FDA has granted an Orphan Drug Designation for Gestiva(TM).

KV is acquiring Gestiva(TM) from Massachusetts-based Hologic, Inc. for $82 million in cash, $7.5 million of which is payable at closing. The balance is payable upon final FDA approval and the production of launch quantities of Gestiva(TM). KV expects Gestiva(TM) to be additive to KV's earnings per share in the first 12 months following its launch.

"Gestiva(TM) marks an exciting and important extension to Ther-Rx's growing women's health franchise," said Marc S. Hermelin, Chairman of the Board and Chief Executive Officer of KV. "Our commitment to women's health is second-to-none in the industry and we believe the acquisition of Gestiva(TM), following the acquisition of our approved and soon-to-be-launched Evamist(TM) product and the continued growth of Ther-Rx's current women's health suite of products, charts a course for sustained growth and profitability for our branded business."

KV - through its wholly-owned branded subsidiary, Ther-Rx Corporation - has built an emerging leadership position in selected women's health therapies. Gestiva(TM) will join a product roster that includes:

     o PreCare(R), the best-selling line of branded prescription prenatal vitamins which today have more than a 40% share of the branded prescription prenatal market and include the leading brand in the fast-growing Omega-3 segment of prescription prenatals - PrimaCare(R)
         - and PrimaCare ONE(TM), which is the #1 individual product among all prescription prenatals in the United States;
     o Leading one-dose prescription vaginal anti-infective products, including Clindesse(R), the fastest growing branded intra-vaginal prescription product for its labeled indication in the United States, and Gynazole-1(R), the #1 branded cream product for its labeled indication (based on prescriptions filled in the United States);
     o Leading products in the area of oral, prescription iron products, led by the Company's unique Repliva 21/7(TM), the #1 branded oral prescription hematinic product in the United States; and,
     o Evamist(TM), a novel new delivery dosage form and the first and only FDA-approved transdermal estradiol spray, which is expected to be launched early in calendar 2008, with estimated peak annual sales of approximately $125 million.

The acquisition of Gestiva(TM) is intended to allow Ther-Rx to capitalize on the already strong relationships built over the past seven years between Ther-Rx's 300-member sales force and Obstetrician/Gynecologists. KV believes Gestiva(TM) is a perfect fit for Ther-Rx's sale force where it will be able to continue to expand its focus on women and their babies as a complement to Ther-Rx's leading selling line of branded prenatal vitamins.

ABOUT KV PHARMACEUTICAL COMPANY

KV Pharmaceutical Company is a fully integrated specialty pharmaceutical company that develops, manufactures, markets and acquires technology-distinguished branded and generic/non-branded prescription pharmaceutical products. The Company markets its technology-distinguished products through ETHEX Corporation, a national leader in pharmaceuticals that compete with branded products, and Ther-Rx Corporation, its branded prescription pharmaceutical subsidiary.

For further information about KV Pharmaceutical Company, please visit the Company's corporate website at www.kvpharmaceutical.com.

SAFE HARBOR

The information in this release may contain various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 ("PSLRA") and which may be based on or include assumptions concerning KV's operations, future results and prospects. Such statements may be identified by the use of words like "plans", "expect", "aim", "believe", "projects", "anticipates", "commit", "intend", "estimate", "will", "should", "could" and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including without limitation, statements about the Company's strategy for growth, product development, product launches, regulatory approvals, market position, market share increases, acquisitions, revenues, expenditures and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the "safe harbor" provisions, KV provides the following cautionary statements identifying important economic, political and technology factors, which among others, could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions.

Such factors include (but are not limited to) the following: (1) changes in the current and future business environment, including interest rates and capital and consumer spending; (2) the difficulty of predicting FDA approvals, including timing, and that any period of exclusivity may not be realized; (3) acceptance and demand for new pharmaceutical products; (4) the impact of competitive products and pricing, including as a result of so-called authorized-generic drugs; (5) new product development and launch, including the possibility that any product launch may be delayed or that product acceptance may be less than anticipated; (6) reliance on key strategic alliances; (7) the availability of raw materials and/or products manufactured for the Company under contract manufacturing arrangements with third parties;
(8) the regulatory environment, including regulatory agency and judicial actions and changes in applicable law or regulations; (9) fluctuations in revenues; (10) the difficulty of predicting international regulatory approval, including timing; (11) the difficulty of predicting the pattern of inventory movements by the Company's customers; (12) the impact of competitive response to the Company's sales, marketing and strategic efforts; (13) risks that the Company may not ultimately prevail in litigation; (14) the proposed restatement of the Company's financial statements for fiscal periods from 1996 through 2006 and for the quarter ended June 30, 2006, as well as completion of the Company's financial statements for the second, third and fourth quarters of fiscal 2007 and for the full fiscal year ended March 31, 2007, and for the first, second and third quarter of fiscal 2008; (15) actions by the Securities and Exchange Commission and the Internal Revenue Service with respect to the Company's stock option grants and accounting practices; and (16) the risks detailed from time-to-time in the Company's filings with the Securities and Exchange Commission.

This discussion is by no means exhaustive, but is designed to highlight important factors that may impact the Company's outlook. We are under no obligation to update any of the forward-looking statements after the date of this release.